UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[   ] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

LoCorr Investment Trust
(Name of Registrant As Specified In Its Charter)

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LOCORR MULTI-STRATEGY FUND
 LOCORR SPECTRUM INCOME FUND
EACH A SERIES OF LOCORR INVESTMENT TRUST
261 SCHOOL AVENUE, 4TH FLOOR
EXCELSIOR, MN 55331

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 22, 2016

This Notice presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the LoCorr Spectrum Income Fund and the LoCorr Multi-Strategy Fund (each a “Fund” and together “the Funds”), each a series of LoCorr Investment Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Funds and the Trust have made the following material available for view:

Information Statement

The Information Statement details a new sub-adviser related to the Funds.  Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Funds between Trust & Fiduciary Income Partners, LLC and LoCorr Fund Management, LLC (the “Adviser”), the investment adviser to the Funds.

The Adviser and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission.  This Manager of Managers Order permits the Adviser to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval.  The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy.  You may print and view the full Information Statement on the Fund’s website at http://www.locorrfunds.com, until at least September 20, 2016.  You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at LoCorr Investment Trust, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling (toll-free) 1-855-523-8637 by September 20, 2016.  If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

LOCORR MULTI-STRATEGY FUND
 LOCORR SPECTRUM INCOME FUND
EACH A SERIES OF LOCORR INVESTMENT TRUST
261 SCHOOL AVENUE, 4TH FLOOR
EXCELSIOR, MN 55331

____________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about June 29, 2016 to shareholders of record as of February 29, 2016 (the “Record Date”).  The Information Statement is being provided to shareholders of the LoCorr Spectrum Income Fund and the LoCorr Multi-Strategy Fund (each a “Fund” and collectively “the Funds”), each a series of LoCorr Investment Trust (the “Trust”), an Ohio business trust with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN  55331. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Funds, the Trust and the investment adviser to the Funds, LoCorr Fund Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of March 23, 2016.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Funds.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.locorrfunds.com/literature.html.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Funds will bear the expenses incurred with preparing and distributing this Information Statement.  One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUNDS’ MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.LOCORRFUNDS.COM, BY WRITING TO THE FUNDS, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201, OR BY CALLING (TOLL-FREE) 1-855-523-8637.

LOCORR MULTI-STRATEGY FUND
 LOCORR SPECTRUM INCOME FUND
EACH A SERIES OF LOCORR INVESTMENT TRUST
261 SCHOOL AVENUE, 4TH FLOOR
EXCELSIOR, MN 55331
__________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

This Information Statement is being made available to shareholders of the LoCorr Spectrum Income Fund (the “Spectrum Income Fund”) and the LoCorr Multi-Strategy Fund (the “Multi-Strategy Fund”) (each a “Fund” and collectively “the Funds”), each a series of LoCorr Investment Trust (the “Trust”), an Ohio business trust with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN  55331. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Funds, the Trust and the investment adviser to the Fund, LoCorr Fund Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of March 23, 2016.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Funds.

THE MANAGEMENT AGREEMENT

Management Agreement

Pursuant to a management agreement dated April 11, 2014, as amended December 1, 2014 and March 4, 2015, between the Trust, with respect to the Funds, and the Adviser, the Adviser serves as the investment adviser to the Funds (the “Management Agreement”).  The Management Agreement was initially approved by the Board of Trustees on November 18, 2013 with respect to the Spectrum Income Fund and February 24, 2015 with respect to the Multi-Strategy Fund. Following approval from the Trustees, the shareholders voted to approve the Management Agreement on January 1, 2015 with respect to the Spectrum Income Fund and on April 5, 2015 with respect to the Multi-Strategy Fund.  Following an initial two-year period, the Management Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Funds’ outstanding voting securities, and by the vote of a majority of Trustees of the Trust who are not parties to the Management Agreement or “interested persons,” as that term is defined in the Investment Company Act of 1940, as revised (the “1940 Act”), of any such party, at a meeting called for the purpose of voting on the Management Agreement.  The Management Agreement is terminable without penalty (i) by the Trust, on behalf of the Funds, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Funds, upon 60 days’ written notice to the Adviser; and (ii) by the Adviser upon 60 days’ written notice to the Funds.  The Management Agreement provides that it will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Management Agreement provides that the Adviser, except by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Management Agreement, will not be subject to liability for, or damages, expenses or losses incurred by the Trust in connection with any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payment made pursuant to the Management Agreement, or any other matter to which the Management Agreement relates.

Pursuant to the Management Agreement, the Adviser is entitled to receive, on a monthly basis, an annual advisory fee of 1.30% of the Spectrum Income Fund’s average daily net assets and 1.75% of the Multi-Strategy Fund’s average daily net assets.  The Funds’ Adviser has contractually agreed to reduce its fees and/or absorb expenses of each Fund until at least April 30, 2017, to ensure that total annual Fund operating expenses after fee waiver and/or reimbursement (exclusive of any Rule 12b-1 distribution and/or servicing fees, taxes, interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, dividend expenses on short sales, swap fees, indirect expenses, expenses of other investment companies in which the Fund may invest, or extraordinary expenses such as litigation and inclusive of offering and organizational costs incurred prior to the commencement of operations) will not exceed 1.80% of the Spectrum Income Fund’s and 2.04% of the Multi-Strategy Fund’s daily average net assets attributable to each class, subject to possible recoupment from the Fund in future years on a rolling three year basis (within the three years after the fees have been waived or reimbursed) if such recoupment can be achieved within the foregoing expense limit.

Recoupment amounts may also include organizational expenses incurred prior to the commencement of operations subject to recoupment within three years of the date of such reimbursement.

For the fiscal period ended December 31, 2015, the Spectrum Income Fund and Multi-Strategy Fund paid the following management fees to the Adviser:

  Spectrum Income Fund
Management Fees
Accrued	Waived	Recouped	Total Paid
$1,417,735	$0	$67,000	$1,484,735

Multi-Strategy Fund
Management Fees
Accrued	Waived	Recouped	Total Paid
$301,296	$195,479	$0	$105,817

INFORMATION ABOUT LOCORR FUND MANAGEMENT, LLC

LoCorr Fund Management, LLC is an SEC-registered investment adviser with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN 55331.  The Adviser was established in 2010 for the purpose of advising the funds within the Trust and has no other clients. As of December 31, 2015, it had approximately $1.64 billion in assets under management. Kevin M. Kinzie is deemed to indirectly control the Adviser by virtue of his ownership of more than 25% of the Adviser's parent company's membership interests.  Jon C. Essen is an affiliated person of the Trust because he is a Trustee and officer.  Mr. Essen is also an affiliated person of the Adviser because he is an officer of the Adviser.  Kevin M. Kinzie is an affiliated person of the Trust because he is a Trustee and officer and because he indirectly controls the Funds through his control of the Adviser, which in turn controls the Funds.  Mr. Kinzie is also an affiliated person of the Adviser because he is an officer of the Adviser and indirectly controls the Adviser.  Subject to the supervision and direction of the Trustees, the Adviser manages the Funds’ securities and investments in accordance with the Funds’ stated investment objectives and policies, makes investment decisions and places orders to purchase and sell securities on behalf of the Funds.

The following table provides information on the principal executive officers and directors of the Adviser:

Name and Address*	Title and Principal Occupation
Kevin Kinzie	Chief Executive Officer
Jon Essen	Chief Compliance Officer, Portfolio Manager
Ann Senne	Chief Operating Officer
Bob Sarna	Managing Director of Operations
Jackie Boie	Controller
Sean Katof	Senior Vice President, Director of Product Development, Portfolio Manager
*The address of each officer and director is that of the sub-adviser, listed above.

BOARD APPROVAL AND EVALUATION OF NEW SUB-ADVISORY AGREEMENT

Effective March 28, 2016, Trust & Fiduciary Management, Inc. (“TFMS”), sub-adviser to the Spectrum Income Fund and Multi-Strategy Fund, was reorganized as a fully-owned subsidiary of Bramshill Investment LLC named Trust and Fiduciary Income Partners LLC (“TFIP”). The reorganization resulted in a change of control for the sub-adviser. As a result, the sub-advisory agreement with TFMS automatically terminated.

At an in-person meeting of the Board of Trustees held February 23, 2016 (the “Meeting”), the Board of Trustees approved TFIP to serve as a sub-adviser to the Funds.  At the Meeting, the Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of a sub-advisory agreement between the Adviser and TFIP on behalf of the Funds (the “Sub-Advisory Agreement”), as well as the Board of Trustees’ legal responsibilities related to such consideration.

After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term.

Nature, Extent and Quality of Services Provided by TFIP to the Funds: The Trustees considered the approval of a new sub-advisory agreement with TFIP for the Spectrum Income Fund and Multi-Strategy Fund. The Trustees considered that the principals, including the portfolio manager, of TFMS would be working for a new subsidiary called TFIP to be owned by Bramshill Investments, LLC. The Trustees considered that the portfolio manager’s investment strategy and research process would the same as it had been under TFMS. The Trustees noted that TFIP would be leveraging the overall structure of Bramshill, including its technology and compliance policies and procedures.

The Trustees also noted that TFIP would be a subsidiary under Bramshill Investments LLC. The Trustees reviewed the responsibilities of TFIP’s key individuals, noted the years of experience for the portfolio manager and a depth of investment capabilities.  The Trustees further noted that TFIP provides quantitative research, security selection and trade execution for the income portion of the Funds’ portfolios and that TFIP would be leveraging the compliance policies and procedures of Bramshill in providing compliance oversight for its allocation of the Funds.

The Trustees considered that TFIP would be carrying an insurance policy with appropriate coverage. The Trustees concluded that, based on the revenue from its assets under management, TFIP would have appropriate resources available and sufficient insurance coverage.  The Trustees concluded that TFIP is well-staffed and have a depth of experienced personnel and fixed income investment expertise and has provided high quality services.

Investment Performance of TFIP:  The Trustees discussed the performance information for TFIP with respect to the Spectrum Income Fund and Multi-Strategy Fund.  The Trustees noted that TFMS’s performance lagged its benchmark.  The Trustees considered discussed the recent market difficulties but noted the Adviser’s overall satisfaction with the performance of TFMS.  After a discussion, the Trustees deemed TFMS’s performance to be not unreasonable.

Costs of Services Provided and Profitability to be Realized and Extent of Economies of Scale to be Realized:  The Trustees discussed the costs of services provided and to be provided by TFIP to the Funds. The Trustees noted that TFIP was not profitable with respect to the Spectrum Income Fund or the Multi-Strategy Fund.  The Trustees considered materials for TFIP which indicated that TFIP would charge the Adviser a sub-advisory fee that was attractive as compared to other accounts. The Trustees concluded that the sub-advisory fees to be paid to TFIP by the Adviser were reasonable in light of the services to be provided under the sub-advisory agreements.

Conclusions:  Having requested and received such information from TFIP as the Trustees believed to be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement, and as assisted by the advice of counsel, the Trustees concluded that the fee structure is reasonable and that approval of the Sub-Advisory Agreement is in the best interests of the shareholders of the Fund.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT

The Sub-Advisory Agreement was approved by the Board of Trustees at the Meeting for an initial term of two years to commence on the date on which the Adviser allocates Fund assets to the sub-adviser for management.  Thereafter, continuance of the Sub-Advisory Agreement will require annual approval by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and by the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreements or interested persons of any such party.  The Sub-Advisory Agreements are terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the relevant sub-adviser, and (ii) by a sub-adviser upon 60 days’ written notice.  The Sub-Advisory Agreements provide that they will terminate automatically in the event of their “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

The Sub-Advisory Agreements provide that TFIP, among other duties, will make all investment decisions for the portion of the Funds’ assets allocated to TFIP as described in the Funds’ prospectus.  The sub-adviser, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the portion of the Funds’ assets allocated to TFIP.  The sub-adviser also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Funds’ assets.

The Sub-Advisory Agreement provides that the Adviser will compensate the sub-adviser at an incremental rate based on the Funds’ average daily net assets allocated to TFIP by the Adviser, payable monthly.  The Adviser compensates the sub-adviser from the management fees that it receives from the Funds.  TFIP generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Funds’ portfolio securities and other investments.

INFORMATION ABOUT TRUST & FIDUCIARY INCOME PARNTERS, LLC

TFIP is a Delaware limited liability company with principal offices located at 411 Hackensack Avenue, 9th Floor, Hackensack, NJ 07601, and is an SEC-registered investment adviser.
The following table provides information on the principal executive officers and directors of TFIP:

Name and Address*	Title and Principal Occupation
Stephen C. Selver	Chief Executive Officer
William Nieporte	Chief Operations Officer, Chief Compliance Officer
Woody Forns	Chief Financial Officer
Steven C. Carhart	Portfolio Manager
Art DeGaetano	Portfolio Manager
Derek Pines	Portfolio Analyst/Head Trader
Jeff Leschen	Associate Director- Trading, Reconciliation, and Performance Reporting
Justin Byrnes	Portfolio Analyst
Malcom C. Selver	Managing Director- Portfolio Management, Market Intelligence, and Technical Analysis
James L. Copell	Managing Director- Business Development
Sean Wilke	Compliance Consultant
*The address of each officer and director is that of the sub-adviser, listed above.

As of May 31, 2016, TFIP does not act as an adviser or sub-adviser for any registered investment companies with investment objectives similar to the Funds.

TFIP Portfolio Managers

Steven C. Carhart, Co-Portfolio Manager, has been an investment manager since 1987.  His previous experience includes president and chief investment officer of Trust & Fiduciary Management Services, Inc. from 1999-2016; management of institutional portfolios at the Northern Trust Company from 1987 to 1991; portfolio manager of the Baker Fentress closed-end fund from 1991 through 1996; and management of the Pioneer Mid Cap fund from 1996 to 1999.  Mr. Carhart holds an SB in Electrical Engineering from the Massachusetts Institute of Technology and an SM from the Sloan School of Management at MIT.  He is also a CFA® Charterholder.

Art DeGaetano, Co-Portfolio Manager, has over 20 years of investment and portfolio management experience. Mr. DeGaetano founded Bramshill Investments in 2012.  Prior to Bramshill, Mr. DeGaetano was a Senior Portfolio Manager at GLG Partners.  Prior to GLG Partners, he traded at RBS Greenwich Capital where he was a Managing Director and Head of Credit Trading for two years.  Prior to RBS, he traded for 12 years for Bear Sterns and was a Senior Managing Director and Head Trader on the high yield desk. Mr. DeGaetano has a B.A. from Colgate University.

ADDITIONAL INFORMATION ABOUT
LOCORR SPECTRUM INCOME FUND AND
LOCORR MULTI-STRATEGY FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Funds.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as distributor and principal underwriter for the Funds.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Funds.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 North River Center Drive, Suite 302, Milwaukee, WI  53212, provides custody services for the Funds.

FINANCIAL INFORMATION

The Funds’ most recent annual report and semi-annual report are available on request, without charge, by writing to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI  53201 or by calling 1-855-523-8637.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of a Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.

As of May 31, 2016, the total shares outstanding of each Class of the Funds were:

Spectrum Income Fund
Share Class	Shares Outstanding
Class A	4,195,406.941
Class C	3,407,610.844
Class I	3,474,887.592
Multi-Strategy Fund
Share Class	Shares Outstanding
Class A	1,860,140.069
Class C	516,242.17
Class I	2,229,584.823

In addition, as of May 31, 2016, the following shareholders were considered to be either a control person or principal shareholder of the Funds:

Spectrum Income Fund – Class A
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
Charles Schwab & Co., Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	27.95%	The Charles Schwab Corporation	DE	Record
NFS LLC FEBO Customers 1200 Beacon Parkway E No. 600 Birmingham, AL 35209-1042	14.07%	Fidelity Global Brokerage Group, Inc.	DE	Record
Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	10.75%	Pershing Group LLC	DE	Record

Spectrum Income Fund – Class C
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
Charles Schwab & Co., Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	30.11%	The Charles Schwab Corporation	DE	Record
LPL Financial Omnibus Customer Account Attn: Lindsay O’Toole 407 Executive Drive San Diego, CA 92121-3091	25.96%	LPL Holdings, Inc.	CA	Record
Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	6.95%	Pershing Group LLC	DE	Record
NFS LLC FEBO Customers 15 Mack Lane Essex, CT 06426-1133	6.82%	Fidelity Global Brokerage Group, Inc.	DE	Record

Spectrum Income Fund – Class I
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
Charles Schwab & Co., Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	23.07%	The Charles Schwab Corporation	DE	Record
NFS LLC FEBO BB&T Co. D/B/A Wilbranch & Co. P.O. Box 2887 Wilson, NC 27894-2887	16.81%	Fidelity Global Brokerage Group, Inc.	DE	Record
LPL Financial Omnibus Customer Account Attn: Lindsay O’Toole 407 Executive Drive San Diego, CA 92121-3091	13.41%	LPL Holdings, Inc.	CA	Record
Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	5.96%	Pershing Group LLC	DE	Record

Multi-Strategy Fund – Class A
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
NFS LLC FEBO Customers 570 Sagamore Drive Rochester, NY 14617-2442	79.48%	Fidelity Global Brokerage Group, Inc.	DE	Record
Charles Schwab & Co., Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	7.10%	The Charles Schwab Corporation	DE	Record

Multi-Strategy Fund – Class C
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
Charles Schwab & Co., Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	45.01%	The Charles Schwab Corporation	DE	Record
NFS LLC FEBO Customers 860 E 250 S Princeton, IN 47670-9255	8.23%	Fidelity Global Brokerage Group, Inc.	DE	Record
S. Godwin GST Exempt Trust 406 Pointe Drive La Grange, NC 28551-7754	6.79%	N/A	N/A	Record

Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	6.32%	Pershing Group LLC	DE	Record
P.O. Godwin Revocable Trust 406 Pointe Drive La Grange, NC 28551-7754	5.52%	Pershing Group LLC	DE	Record

Multi-Strategy Fund – Class I
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
Charles Schwab & Co., Inc. Special Custody Acct. FBO Customers Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	21.29%	The Charles Schwab Corporation	DE	Record
First Clearing LLC A/C 6168-6349 2801 Market Street St. Louis, MO 63103-2523	17.93%	Wachovia Securities Financial Holdings, LLC	DE	Record
RBC Capital Markets LLC J.R. & L.E. Miller, Separate Property 587 Lakeshore Boulevard Incline Village, NV 89451-9623	11.61%	RBC USA Holdco Corporation	DE	Record
KGT Holdings LLC 40 Highland Avenue Rowayton, CT 06853-1510	9.50%	N/A	N/A	Record
J.D. Miller 2910 Lake Street San Francisco, CA 94121-1022	8.96%	N/A	N/A	Beneficial

As of December 31, 2015, the Board members and officers of the Trust beneficially owned the following amounts of the Funds’ shares, which was less than 1% of the outstanding shares of the Fund:

Name of Trustee	Dollar Range of Equity Securities in Spectrum Income Fund	Dollar Range of Equity Securities in Multi-Strategy Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Jon C. Essen	$10,001 - $50,000	$10,001 - $50,000	$50,001 - $100,000
Kevin M. Kinzie	$50,001 - $100,000	$10,001 - $50,000	Over $100,000
Ronald A. Tschetter	None	None	Over $100,000
Mark A. Thompson	None	None	Over $100,000
James W. Morton	None	None	$50,001 - $100,000

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Funds, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders.  Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by writing to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI  53201 or by calling 1-855-523-8637.  Such copies will be delivered promptly upon request.  Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.